EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation of our report dated February 6, 2002, included in this 10-KSB, in the previously filed Registration Statements of dot com Entertainment Group, Inc. on Form S-8 (No. 333-59078).

/s/Freed Maxick & Battaglia, CPAs, P.C.
Buffalo, New York
April 1, 2002